UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2023
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NGM Biopharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)
(650) 243-5555
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 9, 2023, the Board of Directors of NGM Biopharmaceuticals, Inc. (the “Company”) appointed Irene Perlich, the Company’s Vice President, Corporate Controller, as the Company’s principal accounting officer, effective September 15, 2023.
Ms. Perlich has over 20 years of experience in finance roles and joined the Company in March 2021 as Vice President, Corporate Controller. Prior to that Ms. Perlich served as Global Accounting Controller of Gigamon, Inc., a software company, from October 2019 to March 2021, and prior to that as Global Corporate Controller of Immune Design, Inc, a late-stage immunotherapy company, from November 2018 to October 2019. Prior to that Ms. Perlich held senior finance leadership roles at Merck and Adaptive Insights (Workday), and began her career at PricewaterhouseCoopers. Ms. Perlich is a Certified Public Accountant and holds a Bachelor of Science in Business Administration from San Francisco State University.
There are no family relationships between Ms. Perlich and any director or executive officer of the Company or its subsidiaries. Ms. Perlich does not have a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.
Dated: August 11, 2023	By:	/s/ Valerie Pierce
Valerie Pierce
Secretary, Senior Vice President, General Counsel and Chief Compliance Officer